Exhibit 99.1

WebEx Announces First Quarter 2005 Results

SANTA CLARA, Calif., April 20, 2005—WebEx Communications, Inc. (Nasdaq: WEBX) today announced financial results for the first quarter ended March 31, 2005.

For the first quarter of 2005, revenues were $70.9 million, a 26% increase from $56.3 million in the first quarter of 2004. Net income was $12.9 million, a 28% increase from $10.0 million in the first quarter of 2004. Diluted earnings per share (“EPS”) were $0.27, an increase of 23% from $0.22 in the first quarter of 2004.

During the first quarter of 2005, cash and short-term investments increased to approximately $207.2 million, up $22.1 million from the fourth quarter of 2004. Cash flow from operations of $21.3 million was offset by $3.3 million of capital expenditures, providing free cash flow of $18.1 million. During the first quarter of 2005, WebEx spent approximately $3.6 million as part of its stock buyback program, repurchasing approximately 160,000 shares of common stock. During the first quarter of 2005, WebEx received approximately $7.6 million in cash from stock issuances under its employee stock plans.

“We are off to a strong start for 2005 based on the strength of our business specific collaborative applications,” said Subrah Iyar Chairman and Chief Executive Officer of WebEx.

Guidance
The following contains forward-looking guidance regarding WebEx’s financial outlook. The following statements are based on current expectations.

WebEx reiterates revenue guidance for the 2005 fiscal year in the range of $300 to $310 million. WebEx is increasing EPS guidance for the 2005 fiscal year to the range of $1.08 to $1.18 from earlier guidance of $1.05 to $1.15. For the second quarter of 2005, WebEx anticipates revenues in the range of $73.5 to $76.0 million and EPS in the range of $0.26 to $0.28.

Conference Call
Management will host the quarterly conference call to discuss the results today April 20, 2005, beginning at 5:00 p.m. EDT. In conjunction with the audio call, there will be a WebEx meeting for the visual part of the presentation. Interested parties may participate in the conference call in one of two ways:

To join the WebEx online meeting and listen to the audio via the computer (WebEx VoIP), please go to http://webex.com/q1_earnings_voip .
or
To join the WebEx online meeting and listen to the audio via the telephone, please go to http://webex.com/q1_earnings_tele and call 212-896-6134.

For those unable to participate in the live WebEx meeting, a replay will be available beginning one hour after the conclusion of the meeting and both the transcript and the presentation materials will be posted on the investor relations’ section of the web site. To replay the recorded WebEx meeting, go to http://webex.com/q1_replay or to replay the audio only, call 402-977-9141 and enter reservation number 21236346.

About WebEx Communications Inc.
WebEx Communications, Inc. is the world's leading provider of on-demand web meeting applications. WebEx applications improve collaboration and increase productivity in sales, support, training, marketing, engineering and product design. WebEx delivers its suite of real-time collaborative applications over the global WebEx MediaTone Network, a network specifically designed for secure web collaboration. WebEx Communications is based in Santa Clara, California and with offices in Europe, Asia and Australia. Please call toll free 877-509-3239 or visit http://www.webex.com for more information.

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This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by use of the terms anticipates, believes, continue, could, estimates, expects, intends, may, plans, potential, predicts, should or will, or the negative of those terms or similar expressions. These forward-looking statements are subject to significant risks and uncertainties. Actual results may differ materially from those described in such statements as a result of these risks and uncertainties. In particular, these forward looking statements include, but are not limited to, statements regarding guidance for the second quarter of 2005 and fiscal year 2005 on anticipated revenues and earnings per share. Factors which could contribute to risks and uncertainties include, but are not limited to the failure of WebEx to meet financial expectations, decrease in demand for WebEx services, the failure of WebEx to meet projections in domestic and international direct sales activity, channel sales, customer retention and expense control, failures and interruptions in the software and systems underlying WebEx’s services, the effects of competitive offerings, and the impact of general economic conditions. A fuller discussion of the risks and uncertainties that could affect WebEx Communications, Inc. are more fully set forth in WebEx Communications, Inc.’s filings with the Securities and Exchange Commission, including WebEx’s Form 10-K filed on March 16, 2005. WebEx Communications, Inc. assumes no obligation to update forward-looking information contained in this press release.

WebEx Communications, Inc.
Unaudited Condensed Consolidated Income Statement
(In 000's - except per share amounts)

	YTD	YTD
	March 31,	March 31,
	2005	2004

Net revenues	$70,855	$56,344

Cost of revenues	11,858	9,525
Gross profit	58,997	46,819

Operating expenses:
Sales and marketing	24,103	19,924
Research and development	10,067	7,215
General and administrative	5,782	3,407

Total operating expenses
before equity-based compensation	39,952	30,546

Operating income
before equity-based compensation	19,045	16,273

Equity-based compensation	1	511

Operating income
including equity-based compensation	19,044	15,762

Other income, net	1,737	112
Net income before income tax	20,781	15,874

Income tax expense	(7,931)	(5,873)
Net income	$12,850	$10,001

Net income per share
Basic	$0.29	$0.23
Diluted	0.27	0.22

Shares used in per share calculations
Basic	44,968	42,954
Diluted	46,848	46,459

WebEx Communications, Inc.
Unaudited Condensed Consolidated Balance Sheets
(In 000's)

	March 31,	December 31,
	2005	2004
ASSETS

Current assets:
Cash and cash equivalents	$113,859	$110,552
Short-term investments	$93,390	$74,586
Accounts receivable, net	34,525	32,438
Deferred tax assets	4,666	4,665
Prepaid income taxes	-	1,739
Prepaid expenses and other current assets	5,139	4,817
Total current assets	251,579	228,797

Property & equipment, net	47,209	44,783
Goodwill	1,822	1,822
Intangibles and other assets	4,534	4,667
Deferred tax assets	5,320	5,724
Total assets	$310,464	$285,793

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$6,672	$8,685
Accrued expenses	23,453	20,179
Deferred revenue	11,601	9,867
Income tax payable	1,682	-
Total current liabilities	43,408	38,731

Stockholders' equity:
Common stock	45	45
Additional paid-in capital	252,527	245,807
Accumulated earnings/(deficit)	11,807	(1,043)
Deferred equity-based compensation	(10)	(15)
Accumulated other comprehensive income	2,687	2,268
Total stockholders' equity	267,056	247,062

Total liabilities and stockholders' equity	$310,464	$285,793

WebEx Communications, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(In 000's)

	YTD	YTD
	March 31,	March 31,
	2005	2004

Cash flows from operating activities:
Net income	$12,850	$10,001
Adjustments to reconcile net income provided by
operating activities
Provision for doubtful accounts and sales reserve	2,859	1,676
Depreciation and amortization	3,521	2,554
Loss from disposal of assets	241	-
Deferred income taxes	403	-
Tax benefit of stock plans	2,667	2,100
Equity-based compensation	1	511
Changes in operating assets and liabilities:
Accounts receivable	(4,946)	(3,129)
Prepaid expenses and other current assets	(322)	(1,133)
Other non-current assets	61	554
Accounts payable	(2,013)	2,408
Accrued liabilities	428	(547)
Income tax payable	3,421	3,425
Deferred Revenue	1,734	875
Other	419	(524)
Net cash provided by operating activities	21,324	18,771

Cash flows from investing activities:
Net short term investments activity	(18,804)	(41,909)
Purchases of property and equipment	(3,270)	(19,717)
Net cash used in investing activities	(22,074)	(61,626)

Cash flows from financing activities:
Net proceeds from issuance of common stock	7,647	9,784
Repurchase of common stock	(3,590)	-
Net cash provided by financing activities	4,057	9,784
Increase/(decrease) in cash and cash equivalents	3,307	(33,071)
Cash and cash equivalents at beginning of the period	110,552	70,996
Cash and cash equivalents at end of the period	$113,859	$37,925